Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Gaming and Leisure Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Gaming and Leisure Properties, Inc.

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(o)	(1)	(1)	$1,250,000,000.00	0.00015310	$191,375.00	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$1,250,000,000.00		$191,375.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$3,773.58(2)

	Net Fee Due							$187,601.42

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A

Fee Offset Sources	N/A

Rule 457(p)

Fee Offset Claims	Gaming and Leisure Properties, Inc.	424(b) (5)	333-266814	December 21, 2022	—	$3,773.58(2)	Equity	Common Shares, par value $0.01 per share	—	$34,243,004	—

Fee Offset Sources	Gaming and Leisure Properties, Inc.	424(b) (5)	333-266814	—	December 21, 2022	—	—	—	—	—	$3,773.58(2)

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement
No. 333-286909
filed with the Securities and Exchange Commission on May 1, 2025 (the “Registration Statement”). This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee Tables” in the Registration Statement.

(2)
The registrant previously filed a prospectus supplement,
dated
December 21, 2022 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form
S-3
(Registration
No. 333-266814),
filed with the Securities and Exchange Commission on August 12, 2022, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,000,000,000 under its then current
“at-the-market”
program . In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $110,200.00 was paid. Shares of common stock having an aggregate offering price of up to $34,243,004.00 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement was terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,773.58 that has already been paid and remains unused with respect to securities that were preciously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable in connection with this prospectus supplement.